UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2014 (January 8, 2014)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nicholas Radesca to Replace Brian S. Block as Chief Financial Officer in Connection with ARCP’s Completed Transition to Self-Management

On January 8, 2014, in light of American Realty Capital Properties, Inc.’s (“ARCP”) completed transition to self-management, in connection with which Brian S. Block now serves in the capacity of chief financial officer for ARCP on a full-time, dedicated basis, Mr. Block resigned from his roles as chief financial officer and executive vice president of American Realty Capital Trust V, Inc. (the “Company”), effective as of that same date. Mr. Block did not resign pursuant to any disagreement with the Company. Simultaneously with Mr. Block’s resignation, the Company’s board of directors appointed Nicholas Radesca to serve as the Company’s chief financial officer. Similarly, Mr. Radesca will also replace Mr. Block as chief financial officer of the Company’s advisor and property manager. There are no related party transactions involving Mr. Radesca that are reportable under Item 404(a) of Regulation S-K.

Nicholas Radesca, 48, has served as the chief financial officer and treasurer of American Energy Capital Partners, LP’s general partner since October 2013. Mr. Radesca has served as chief financial officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since January 2014. Mr. Radesca has served as chief financial officer and treasurer of ARC Realty Finance Trust, Inc. (“ARC RFT”) and the ARC RFT advisor since January 2013. Mr. Radesca has also served as chief financial officer and treasurer of Business Development Corporation of America (“BDCA”) and the BDCA advisor since February 2013. Mr. Radesca was appointed as secretary of BDCA in June 2013. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: January 13, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors

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